Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (the “Amendment”) is made and entered into between Corbus Pharmaceuticals Holdings, Inc. (the “Company”) and Craig Millian (the “Executive”) effective as of September 27, 2021 (the “Effective Date”).

WHEREAS, Company and the Executive are parties to an Amended and Restated Employment Agreement dated as of April 11, 2020 (the “Agreement”); and

WHEREAS, the parties agree to amend the Agreement as provided herein, with the remaining terms of the Agreement remaining in full force and effect.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	The parties mutually agree that the Executive’s new position is Chief Operating Officer of the Company and that he shall perform all of the duties customarily associated with such role.
2.	The Executive voluntarily consents to such change and acknowledges and agrees that the modification of his role and duties does not constitute Good Reason.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Corbus Pharmaceuticals Holdings, Inc.

/s/ Sean Moran
By:	Sean Moran
Title:	Chief Financial Officer

CRAIG MILLIAN

/s/ Craig Millian